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                                                                       EXHIBIT 5

                     [Sidley Austin Brown & Wood Letterhead]

                                 August 14, 2002

CDW Computer Centers, Inc.
200 N. Milwaukee Ave.
Vernon Hills, Illinois 60061


               Re: CDW Computer Centers, Inc.
                   Registration Statement on Form S-8

Ladies and Gentlemen:

                  We have acted as counsel for CDW Computer Centers, Inc., an Illinois corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 500,000 shares of common stock, par value $.01 per share, (the "New Shares") to be offered to participants in the Company's Employee Stock Purchase Plan (the "Plan").

                  We are familiar with the proceedings to date with respect to the proposed issuance and sale of the New Shares and have examined such records, documents and questions of law and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

                  Based upon the foregoing, we are of the opinion that each New Share will be legally issued, fully paid and nonassessable when: (i) the Registration Statement shall have become effective under the Securities Act;
(ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the New Shares as contemplated by the Registration Statement and (iii) such New Share shall have been duly issued and sold in the manner contemplated by the Plan.

                  We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the New Shares.

                  This opinion is limited to the Illinois Business Corporations Act.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                Very truly yours,

                                /s/ Sidley Austin Brown & Wood